UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

CTI INDUSTRIES CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(847) 382-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant.

    Effective September 18, 2007, CTI Industries Corporation (the “Registrant”) engaged Blackman Kallick Bartelstein, LLP as the Registrant's principal accountants to audit the Registrant's financial statements for the year ending December 31, 2007. Blackman Kallick Bartelstein, LLP replaces Weiser, LLP, which had previously been engaged for the same purpose, and whose dismissal was effective September 18, 2007. The decision to change the Registrant's principal accountants was approved by the Registrant's Audit Committee on September 18, 2007.

    The reports of Weiser, LLP, on the Registrant's financial statements for the fiscal years ended December 31, 2005, as amended, and December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

    During the Registrant's last two fiscal years ended December 31, 2005, and December 31, 2006, and in the subsequent interim periods through September 18, 2007, there were no disagreements with Weiser, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weiser, LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such periods. Further, there were no “reportable events” as that term is described in Item 304(a)(I)(v) of Regulation S-K during the fiscal years ended December 31, 2005 and December 31, 2006, and through September 20, 2007.

    The Registrant requested that Weiser, LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of this letter dated September 20, 2007 is filed as Exhibit 16 to this Form 8-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation.
(Registrant)

Date: September 20, 2007	By:	/s/ Howard W. Schwan
Howard W. Schwan, President

EXHIBIT INDEX

Sequential Page Number	Exhibit Number	Document

5	16	Letter From Weiser, LLP